 STATUTES OF THE COMPANY, "COMPANIA EOLICA ARAGONESA, S.A. (Sociedad Unipersonal)"

                          PART I.- GENERAL PROVISIONS.

Article 1- Company Name

The  company's  name  shall  be  "COMPANIA  EOLICA  ARAGONESA,   S.A.  (Sociedad
Unipersonal)"  and it shall be governed in accordance with the present statutes, the Public Companies Act and any other applicable legal provisions.

Article 2.- Company Purpose

The purpose of the company will be to carry out studies and research with regard to wind  and to carry  out the  necessary  activities,  in any  manner,  for the
purposes  of  generating,   utilizing,  developing,   exploiting  and  marketing
wind-generated  electrical  energy, as well as the ownership and exploitation of land and immovable property.

Article 3.- Duration and Commencement of Trading

The company will have an indefinite  existence and will commence  trading on the day on which its constitution is lodged.

Article 4.- Registered Office and Branches

1.   The  company's  registered  offices  will be at  Fifth  Floor,  5 Paseo  de
     Pamplona, 50004 Zaragoza.

2.   The company's  management board will have the power to decide or resolve to move the company's  registered  offices to another  address within the same municipal territory.

3.   The company's management board will, furthermore,  have the power to decide or resolve upon the formation or elimination of branch offices,  as well as the  removal  of branch  offices  to other  premises  within  the  national territory.

                   PART II - SHARE CAPITAL AND COMPANY SHARES

Article 5.- Share Capital

The  company's  share  capital is fixed at ONE THOUSAND ONE HUNDRED AND FOURTEEN
MILLION, NINE HUNDRED AND EIGHTY THOUSAND PESETAS (Ptas.  1,114,980,000),  which will be  divided  into  one  hundred  and  eleven  thousand,  four  hundred  and ninety-eight  (111,498)  shares,  having a nominal value of TEN THOUSAND PESETAS
(Ptas.  10,000)  each,  with each share being of the same class and belonging to the same  series  and being  numbered  from one (1) to one  hundred  and  eleven thousand,  four hundred and  ninety-eight  (111,498).  The aforesaid shares have been fully taken up and paid.

Article 6°.- Documents Evidencing the Shares

1.   The shares shall be evidenced by nominative share  certificates,  which may be single or multiple.

2.   Shareholders  will have the right to receive both single and multiple share certificates  free of charge.  In the event of a multiple share certificate being issued, the shareholder will have the right to require the company to cancel the multiple share certificate in question and to issue single share certificates that are equal in number to the number of shares owned by him, or to issue  one or more  multiple  share  certificates  that  represent  a different  number of shares than the number appearing in the multiple share certificate or certificates that he requires to be cancelled.

3.   Each single or multiple share certificate shall be signed by one or more of the company's directors. The signatures in question may be appended by hand or reproduced by mechanical means.

4.   The  company  will keep a  register  of  nominal  shares  for the  purposes envisaged in the relevant Act,  which shall be duly legalised in accordance with the applicable legal  provisions.  Any shareholder will have the right to consult the register in question upon request

Article 7.- Transferability of Shares

The company's shares shall be freely  transferable in any manner  permissible in law.

Article 8.- Capital Calls

Whenever  shares  issued  as part of a  capital  increase  have  been  partially paid-up,  the  shareholders  shall proceed to pay the shares fully in the manner and in within the time period laid down in terms of a resolution adopted to that effect by the Board of Directors.

                    PART III.- THE COMPANY'S GOVERNING BODIES

                 Chapter 1.- The General Meeting of Shareholders

            Section 1.- Powers of the General Meeting of Shareholders

Article 9.- Powers of the General Meeting of Shareholders

The  General  Meeting  of  Shareholders  shall  have the  power to deal with all matters that are not reserved to another of the company's organs in terms of the company's statutes or the law.

Article 10.- Prohibition of Delegation to Directors

1.   The General  Meeting of  Shareholders  shall be  entitled  to delegate  its powers to directors  only in those  circumstances  provided for in terms of the law.

2.   Notwithstanding  the aforegoing  provisions,  the directors  shall have the authority to make amendments to the article of the company's  statutes that deals with the company's share capital, in the following instances:

     1)   In the event of the General Meeting of Shareholders  having  delegated to the directors the power to determine the date on which a resolution already adopted by the General Meeting to increase the company's share capital to a determined sum, should be implemented;

     2)   In the event of the General Meeting of Shareholders  having  delegated to the  directors the power to adopt one or more  resolutions  for the increase of the company's share capital;

     3)   In the  event of the  General  Meeting  of  Shareholders  having  made express provision for the incomplete taking up of the company's shares within the determined time-period; and

     4)   In the event of the General Meeting of  Shareholders  having adopted a resolution to change the company's  purpose or to remove the company's registered head office to a foreign country and the  shareholders  who have exercised  their right to resignation  having been reimbursed for the value of their shares.

3.   The directors are, in any event,  authorised to establish whether there has been  fulfilment  of  any  conditions  to  which  the  General  Meeting  of
     Shareholders may have subjected the taking of effect of their resolutions.

 Section 2.- Organisation and Functioning of the General Meeting of Shareholders

Article 11.- Types of General Meetings

1.   The General Meetings of Shareholders may be ordinary or extraordinary.

2.   It shall be obligatory to hold the ordinary General Meeting of Shareholders within the first half of each  calendar  year,  in order to  criticise  the company  management,  approve the annual statements and to resolve upon the use to be  made of the  profit  shown,  without  prejudice  to the  General
     Meeting's  power to deal with an resolve  upon any other  matter  which may appear in the order of the day.

3.   All  General  Meetings of  Shareholders  that are not as  envisaged  in the preceding  paragraph,  shall  be  considered  to be  extraordinary  General
     Meetings.

Article 12.- Authority to Call a General Meeting of Shareholders

The General  Meetings of Shareholders  shall be called by the company's Board of
Directors.

Article 13.- Notice of the General Meeting of Shareholders

1.   The General  Meeting of  Shareholders  shall be called by  publication of a notice in the Official Gazette of the Companies  Register and in one of the
     daily newspapers with the largest readership in the province,  which notice shall  be  published  at least  fifteen  days  before  the date set for the meeting,  subject  to those  circumstances  in which the law may law down a longer notice period.

2.   The notice  will state the date on which the meeting  will  convene for the first  time,  as well as all the  matters  that  will be dealt  with at the meeting.  The  notice  may also  state  the day on which the  meeting  will convene for the second  time,  if it should so occur.  A period of at least twenty-four hours must transpire between the first and second meeting.

3.   With  regard to the  General  Meetings  of  Shareholders  in the  remaining instances  established  by law, the notice shall also contain the necessary information with regard to the right to examine and obtain, immediately and free of charge,  at the company's  registered  head offices,  the documents that are to be submitted  for approval at the General  Meeting,  as well as the management report or any other reports specified by law.

4.   The notice in terms of which the General Meeting is called, shall be signed by the company  officer who is authorised to certify the resolutions of the company's Board of Directors.

Article 14.- Universal General Meeting of Shareholders

A General Meeting of Shareholders  will be validly  convened for the purposes of dealing with any matter, without any need to give prior notice, whenever all the
company's   shareholders   are   present,   whether  in  person  or  by  way  of
representation, and the said shareholders should unanimously decide to hold such a meeting, while also agreeing unanimously upon the order of the day.

Article  15.-   Requirements  for  the  Convening  of  the  General  Meeting  of
Shareholders

1.   The   General   Meeting  of   Shareholders,   whether  it  be  ordinary  or
     extraordinary,  shall be validly convened for the first or the second time,
     whenever  the  shareholders  present,   either  in  person  or  by  way  of
     representation,  possess the legally  required  percentage of the company's share capital with voting rights.

2.   The validity of the General  Meeting shall not be affected if  shareholders should absent themselves after the meeting has been validly convened.

3.   It shall not be  necessary  for the  directors  of the company to attend in order for the General Meeting of Shareholders to be valid, even in the case of a Universal General Meeting.

Article 16.- Capacity to Attend

All shareholders who have been registered as such in the company's nominal share register for a period of five days before the first  convocation  of the General
Meeting  of  Shareholders,  as  well  as  those  shareholders  who  are  able to demonstrate  at the  meeting  by means of a public  instrument  that  they  have acquired their shares in a regular manner from a person appearing as shareholder in the said share register,  shall have the right to attend the General Meeting.
The  demonstration  of the legal  acquisition of shares in the aforesaid  manner shall be tantamount to an  application  to the directors for  inscription in the company's share register.

Article 17.- Representation in the General Meeting of Shareholders

Any shareholder  who is entitled to attend the General Meeting of  Shareholders, shall have the right to be  represented  by another  shareholder of the company, subject to the imposed  established by law.  Representatives  are required to be appointed in writing,  with such  appointments  being valid only for the General
Meeting to which it relates.

The  aforegoing  provision  shall be read without  prejudice  to the  provisions contained in section 108 of the Public  Companies  Act,  insofar as concerns the instances envisaged in the said section.

Article 18 .- Time and Place for Holding the General Meeting of Shareholders

1.   The  General  Meeting  of  Shareholders  shall  be  held  at the  company's registered head offices,  except in the circumstances  mentioned in article
     14 above.  If the venue for the General  Meeting should not be mentioned in the notice,  it will be understood that the General Meeting will be held at the company's registered head office.

2.   The General Meeting of Shareholders  may resolve to adjourn for one or more consecutive  days,  which  resolution  will require a motion by the company directors or by a number of  shareholders  who together  represent at least one quarter of the company's share capital,  as represented at the meeting.
     Notwithstanding  the number of times that the  General  Meeting may sit, it will still be  considered  to be one meeting,  with a single set of minutes being taken for all the sessions.

Article 19.- Committee of the General Meeting of Shareholders

1.   The  president of the Board of  Directors,  or the  vice-president,  in the event of the president  not being  present in person,  shall preside at the
     General Meeting of Shareholders.  If neither of the aforementioned officers is present in person,  the General Meeting shall elect a shareholder who is present,  either in person or by way of  representation,  to preside at the meeting.

2.   The president of the General  Meeting  shall be assisted by the  secretary.
     The  secretary of the Board of  Directors,  or the  vice-secretary,  in the event of the secretary not being present in person,  shall be the secretary of the General Meeting. Failing these, the president of the General Meeting shall select a person to act as secretary.

Article 20.- Register of Persons Present

1.   Before  proceeding  with the order of the day, the secretary of the General
     Meeting of Shareholders shall record the names of all shareholders  present in a register,  as well as the names of the shareholders  being represented and those who are attending as the  representatives of other  shareholders, also indicating the number of shares held by each.

2.   The  number  of  shareholders  present,  whether  in  person  or by  way of representation, as well as the total of the company's share capital held by them, shall be calculated at the end of the register, specifying the number and value of shares that carry voting rights.

3.   The president of the General Meeting of Shareholders may determine that the secretary  be  assisted  by two or more  scrutineers  for the  purposes  of generating  the  register  of  shareholders  present.  The  scrutineers  in question shall be appointed by the president.

4.   If the  register  of  shareholders  present  should not be  included at the beginning of the minutes of the General Meeting,  it shall be signed by the secretary and annexed thereto, subject to the approval of the president.

Article  21.-  Manner in which  Debate is to be Held at the  General  Meeting of
Shareholders

1.   Immediately  after the completion of the register of persons  present,  the
     President will declare the General  Meeting of  Shareholders  to be validly constituted,  after which he will indicate whether the meeting may continue to  deal  with  all  the  matters  contained  in the  order  of the day or, alternatively,  he will  specify the matters  contained in the order of the day that may be debated and resolved by the meeting.

2.   The President will submit the matters  contained in the order of the day to debate according to the order in which they appear.

3.   Any person entitled to attend the meeting, may address the meeting at least once with regard to each of the points  appearing  in the order of the day,
     subject  to  the  right  of  the  President  of  the  General   Meeting  of
     Shareholders  to determine  the order in which persons may speak and to lay down time limits at any stage, for each person's address.

4.   The  president  will put a matter to the vote as soon as he considers it to have been debated sufficiently

Article 22.- Manner in which Resolutions are to be Adopted

1.   Each of the  points  contained  in the order of the day shall be put to the vote individually, the vote being public and taking place by roll-call.

2.   The president shall have the power to regulate the manner in which the vote is to be held, it being  permissible for him to be assisted  therein by two or more scrutineers freely appointed by him.

Article 23.- The Adopting of Resolutions

1.   The resolutions of the General Meeting of Shareholders  shall be adopted by means of a majority vote, with each share carrying a vote.

2.   Notwithstanding  the above,  a majority vote of 80% of the company's  share capital shall be required for the adoption of resolutions  dealing with the following matters:

     (i)  Any amendment of the company's statutes;

     (ii) The issuing of debentures; and

     (iii)The  alienation  of shares  and  assets  that  amount to more than ten percent (10%) of the company's assets.

3.   Once a matter  has been put to the  vote,  the  president  will  state  the result,  also declaring that the  resolution has been validly  adopted,  if that should be the case.

                      Chapter 2°.- The Board of Directors

                       First Section - General Provisions

Article 24.- Structure of the Board of Directors

1.   The  management of the company will be carried out by a Board of Directors, having no less than three (3) and no more than twelve (12) members.

2.   The precise  number of members of the Board of Directors will be determined by the General Meeting of Shareholders. The General Meeting of Shareholders
     may  make  the  aforesaid  determination  either  by  means  of an  express resolution,  or indirectly by means of providing for vacancies or by naming new directors, while keeping within the minimum and maximum numbers set out above.

Article 25.- Requirements for Appointment

It is not necessary to be a shareholder  of the company in order to be appointed as member of the Board of Directors.

Article 26.- Duration of Appointment

The members of the Board of Directors  shall be  appointed  for a period of five years and may be  reappointed  one or more  further  periods of five years each.
Notwithstanding  the above,  the General Meeting of Shareholders  may remove any member of the Board of Directors at will and at any time, without any just cause being required therefor.

Article 27.- Remuneration of Members of the Board of Directors

The directors will be remunerated for their services.

The  remuneration of the members of the Board of Directors shall be equal to 10%
of the liquid  profits  shown by the company for the  previous  financial  year, after having retained sufficient funds for the purposes of the legal reserve and after having  declared a 7% dividend to  shareholders.  In any event,  the total annual  remuneration  of the Board of  Directors  may not  exceed  the sum of 60 million Pesetas.

                     Second Section - The Board of Directors

Article 28.- Duties of the Board of Directors

1.   The Board of Directors will appoint its own president, having the option to appoint a vice-president  as well. The  vice-president  will substitute the president if he should be absent or incapacitated,  or if the office should be vacant.

2.   The Board of Directors will appoint a secretary,  also having the option to appoint one  vice-secretary.  The secretary and vice-secretary  need not be members of the Board of Directors, in which case they may address the Board of Directors,  but will not have the power to vote. The vice-secretary will substitute  the  secretary  in the  event of the  latter  being  absent  or incapacitated or in the event of the office being vacant.

Article 29.- Calling of Meetings of the Board of Directors

1.   The meetings of the Board of Directors  will be convened by the  president, or in the event of his death, absence,  incapacity or other impediment,  by the  vice-president,  should one have been appointment,  whenever it may be considered necessary or appropriate to convene such meetings. The president will be obliged to convene a meeting of the Board of  Directors  whenever a minimum  of two (2) of its  members  should so  request.  If the  president should fail to call a meeting after fifteen  calendar days have passed from the date on which a request to that effect has been  received,  the meeting shall be called by the vice-president.

2.   It will not be  necessary  to  include  the order of the day in  notices of meetings of the Board of Directors.

3.   The notices in question shall be sent by letter, telegram or telefax to the home  address of each of the  members of the Board of  Directors,  at least forty-eight  (48) hours before the time indicated for the  commencement  of the  meeting.  It will  not be  necessary  to send out  notices  if all the members of the Board of Directors  were notified of the next meeting at the previous meeting.

4.   A meeting of the Board of Directors will be validly  convened,  without any notice requirements, if all its members should be present, either in person or by way of representation, and decide unanimously to hold such a meeting.

Article 30.- Venue for the Holding of Meetings of the Board of Directors

The Board of  Directors  shall hold its  meetings  at the  company's  registered offices, unless another venue should be indicated in the notice.

Article 31.- Convening of Meetings of the Board of Directors

1.   A meeting of the Board of Directors  shall be validly  convened in order to debate and resolve  any  matter,  whenever  fifty  percent  plus one of its members are present, either in person or by way of representation.

2.   A member of the  Board of  Directors  may be  represented  only by  another member of the Board of Directors.

3.   Members  of  the  Board  of  Directors   are  required  to  appoint   their
     representatives in any written form, each such appointment being valid only for a specific meeting.

Article 32.-      Order of the Day of Meetings of the Board of Directors

The Board of Directors may hold debate and pass  resolutions  with regard to any matters  falling  within the scope of its  powers,  regardless  of whether  such matters are contained in the order of the day as indicated in the notice.

Article 33.- Manner in Which Debate is to Be Held and Resolutions Adopted by the
Board of Directors

1.   The president will submit the matters  contained in the order of the day to debate,  regardless  of whether it was enclosed in the notice or whether it is drawn up at the commencement of the meeting.  Any member of the Board of
     Directors will have the right to submit any matter to debate or vote,  both before the  commencement of the meeting and during the course thereof,  the order  of such  submissions  being  decided  by the  judiciously  exercised discretion of the president.

2.   The  president  will put a matter to the vote as soon as he considers it to have been debated sufficiently, with each member of the Board being present or represented at the meeting having one vote.

3.   A  resolution  of the Board of  Directors  will be adopted  if an  absolute majority of members  present or  represented  at the meeting should vote in favour. The president will have a casting vote in the event of a deadlock.

Article 34.- Minutes of Meetings of the Board of Directors

1.   The minutes of the meetings of the Board of Directors shall be taken by the secretary of the Board, or in his absence, by the  vice-secretary,  Failing these,  the minutes in question  shall be taken by the person who will have been appointed by the members present to act as secretary for the meeting.

2.   The minutes in question  shall be approved by the Board  itself,  either at the end of the  meeting or at the very next  meeting,  or by the  president acting together with two other members of the Board of Directors.

Article 35.- Delegation of Powers

1.   The Board of directors shall have the power to permanently  delegate all or some of its powers to an executive  committee  or to one or more  executive directors,  and may determine  which members of the Board will serve on the executive committee in question.

2.   Any  permanent  delegation  of  powers by the  Board of  Directors  and the designation  of  the  members  of  the  Board  who  will  carry  out  these responsibilities,  shall require a vote in favour by at least two thirds of the members of the Board of Directors.

3.   In no  circumstances  shall it be permissible to delegate the drawing up of the annual  statements and the  presentation  thereof to the Annual General
     Meeting,  nor the powers of the Board to  organise  itself,  nor any powers which the  General  Meeting  may have  delegated  to the Board,  unless the
     General Meeting has expressly authorised such delegation in the case of the last mentioned powers.

4.   Any  delegated  powers  shall  continue to vest in the Board of  Directors, notwithstanding such delegation.

                Third Section - Powers of the Board of Directors

Article 36.- Management Powers

1.   The Board of Directors shall have exclusive authority over all matters that are not reserved to another of the  company's  organs in terms of an Act or the company's statutes.

2.   The  following  matters  fall,  by way of  simple  enumeration,  under  the authority of the Board of Directors,

     1)   In the broadest terms, to manage the company's property, including the movable or immovable and material or immaterial  assets that form part of the company's property, without any restriction being placed on the nature thereof,  the directors being  authorised to perform any act of acquisition, encumbrance, disposition or alienation with regard to all kinds of assets,  including  immovable assets; To create or extinguish real or personal  rights and,  in  general,  to conclude  all kinds of contracts, with the terms, conditions and clauses as it may deem meet.
          Notwithstanding the above, the authorisation of the General Meeting of
          Shareholders  shall be required in accordance  with the  provisions of section  23 of the  present  company  statutes,  in order to  alienate shares  or assets  amounting  to more  than ten  percent  (10%) of the company's total assets.

     2)   To determine,  direct and, where appropriate,  modify the organisation of the company and its  business,  including  the  conclusion  of such employment contracts as it may deem necessary or appropriate,  as well as the appointment and dismissal of employees and representatives.

     3)   To confer,  amend and revoke all kinds of powers of attorney,  whether they be general or  special  in nature,  setting  out the terms of the authorisation  granted,  even though the same may not be enumerated in this article.

     4)   To execute all kinds of public and private  documents,  including  the signing of accounts, receipts, invoices and delivery notes.

     5)   To conclude,  amend and terminate  rental contracts and any other kind of contract or cession for use and enjoyment,  as well as all kinds of sales or transfers of business premises.

     6)   To make declarations for building, planting, surveying or marking out, physical subdivisions, consolidations and divisions.

     7)   To lend or borrow  money,  to conclude all kinds of credit  agreements with credit or savings institutions, to admit indebtedness or credits, to put up  security  or  suretyships  for all  kinds  of  obligations, without any  limitation  being placed  thereon,  as well as to create, accept, amend, acquire, alienate, postpone or cancel bonds, collateral security,  antichresis  and all kinds of limitations and guarantees in general,  whether wholly or in part,  both before and after the expiry thereof and regardless of whether the obligations thereunder have been fulfilled or not.

     8)   To open, operate and close bank accounts, whether it be current or for fixed periods, as well as credit accounts and all kinds of deposits in any kind of credit or savings  institution,  the Board being permitted to perform all acts permitted in terms of the relevant legislation and banking practice.

     9)   To  discharge,   accept,  guarantee,   endorse  or  protest  bills  of
          exchanges, promissory notes and cheques.

     10)  To despatch all kinds of merchandise,  shipments and transfers through the means that it may consider  opportune and appropriate,  as well as to receive the same; to conclude  contracts for transport by land, sea or air.

     11)  To conclude any insurance contracts that it may consider necessary.

     12)  To create  and manage all kinds of  companies  and groups of  entities with  shared  economic  interests,  as well as to acquire  any company shares by any means,  and to  alienate,  hypothecate  or encumber  the same.

     13)  To appear  before any court,  tribunal,  corporation  or entity of the state, autonomous communities,  provinces or municipalities and before any organism,  office or  delegation,  councils,  communities of civil servants, in whatsoever capacity,  including as plaintiff,  defendant, applicant,  assistant,  owner,  co-owner,  or simply as an  interested party, and with regard to all kinds of causes, including legal, civil,
          administrative,   labour,  criminal,   contentious-administrative  and
          economical-administrative   proceedings;   to  claim  legal  remedies,
          including the  annulment,  cancellation  and  ratification  of written documents; to desist from taking any action; The Board is empowered to perform these acts directly or through the authorisation of solicitors
          and  barristers  of  the  courts,   with  the  broadest  powers  being
          conferred, even with regard to extraordinary remedies of annulment.

     14)  To submit any matter to arbitration, insofar as such matters a capable of being so submitted;  to conclude  transactions  and to take part in public tenders and auctions; to make proposals and accept awards. .

Article 37.- Powers of Representation

The authority to represent the company both in and outside judicial proceedings, shall vest in the Board of Directors acting as a body. If the Board of Directors should delegate its powers to one or more managing  directors,  the authority to represent the company shall vest in each of them individually.

 Fourth Section .- The Registration of Company Resolutions as Public Instruments

Article 38.- Persons Empowered to Register Resolutions as Public Instruments

1.   The  secretary  of the Board of  Directors  and the  vice-secretary  of the
     Board, if appointed,  shall have the power to register  resolutions adopted by the company's organs as public instruments.

2.   The registration of company  resolutions as public  instruments may also be carried out by one or more members of the Board of  Directors,  having been expressly  authorised to do so by the relevant  organ during the meeting at which the  relevant  resolution  was  adopted,  or  failing  these,  by the
     president,   the  vice-president  or  the  managing  director  or  managing directors.

3.   In any event,  the persons  authorised to register  company  resolutions as public instruments should have their current authorisation  recorded in the
     Companies Register.

                           PART IV.- ANNUAL STATEMENTS

Article 39.- The Company's Financial Year

The company's financial year shall coincide with the calendar year.

Article 40.- Drawing Up of Annual Statements

1.   The company's  directors shall draw up and sign the annual  statements,  as well as the management  report and a proposal for the use to be made of the profits, within the legally established time period.

2.   The documents that  constitute the annual  statements will be formulated in an abridged fashion, provided that it is legally possible to do so.

Article 41.- Verification of the Annual Statements

The annual  statements  and  management  report  shall be revised by auditors in accordance with the provisions of the law.  Notwithstanding the aforegoing,  the
Board of Directors may choose not to submit the annual statements to an audit in the event of an abbreviated balance sheet having been drawn up.

Article 42.- Approval and Deposit of the Annual Statements

1.   The annual  statements  shall be  submitted  for  approval to the  ordinary
     General Meeting of Shareholders.

2.   Once the  General  Meeting  has  approved  the annual  statements,  it will resolve upon the use to be made of the profit shown for the financial year.

3.   During the month following the approval of the annual statements, the Board of Directors  shall  submit the duly  certified  resolution  of the General
     Meeting,  approving the annual  statements and deciding how to apply profit shown,  to be deposited with the Companies  Register that has  jurisdiction over the company's registered head office. A copy of each of the statements in question,  as well as the  management  report and the auditor's  report, where applicable,  shall be annexed to the aforesaid certified  resolution.
     The certification of the said resolution shall be signed before a notary.

               PART V.- DISSOLUTION AND WINDING-UP OF THE COMPANY

Article 43.- Winding-up of the Company

The company  shall be wound up for such  reasons and purposes as provided for by law.

Article 44.- Liquidators

Once  the  company  has  been  liquidated,  all the  directors  who have a valid appointment  registered  in the Companies  Register,  shall become the company's liquidators as of right. If there should be only two directors,  the last one to have been appointed shall not become a liquidator. If both were appointed at the same time, the elder of the two shall become the liquidator.

Article 45.- Authority to Represent the Company while in Liquidation

If the company  should be wound up, the  authority to  represent  the same shall vest jointly in the liquidators,  regardless of the nature of the representative authority that was attributed to the directors.

                           PART VI.- INCOMPATIBILITIES

Article 46.- Incompatibilities

In accordance  with the provisions  contained in Act 12/1995,  of 11 May, and in any other  provision  that may be  applicable  to the matter in terms of Spanish law,  persons who are declared to be  incompatible  are  prohibited  to hold any office in this company,  to the extent and subject to the  conditions set out in the legal texts in question.